EXHIBIT 21.1

RESOURCE AMERICA, INC.
LIST OF SUBSIDIARIES

Resource Financial Fund Management, Inc.
Coredo Capital Management, LLC
Resource Banking Advisory & Management, Inc.
Trapeza Capital Management, LLC
Trapeza Manager, Inc.
Trapeza Funding, LLC (1)
Trapeza Funding II, LLC (1)
Trapeza Funding III, LLC (1)
Trapeza Funding IV, LLC (1)
Trapeza Funding V, LLC (1)
Trapeza TPS, LLC (1)
Trapeza Management Group, LLC  (2)
Structured Finance Fund GP, LLC (1)
Structured Finance Management, LLC (1)
Ischus Capital Management, LLC
Apidos Capital Management, LLC
Resource Financial Institutions Group, Inc.
Resource Credit Partners GP, Inc.
Resource Credit Management, LLC
Resource Capital Manager, Inc.
Resource Financial Advisors, LLC
RAI Ventures, Inc.
Chadwick Securities, Inc.
Resource Europe Management Limited
Resource Capital Markets, Inc.
Resource Capital Investor, Inc.
RAI Acquisition Corp.
Resource Leasing, Inc.
FLI Holdings, Inc.
LEAF Financial Corporation (8)
LEAF Ventures, LLC (9)
Merit Capital Manager, LLC
Merit Capital Advance, LLC (10)
LEAF Ventures II, LLC (11)
Prompt Payment, LLC (12)
LEAF Capital Management, Inc.
Lease Equity Appreciation Fund I L.P. (13)
LEAF Fund I, LLC
Lease Equity Appreciation Fund II, L.P. (13)
LEAF Fund II, LLC
LEAF II B SPE, LLC
LEAF II Receivables Funding, LLC
LEAF Funding, Inc.
Resource Capital Funding II, LLC
LEAF Institutional Direct Management, LLC
LEAF Commercial Finance Co., LLC
LEAF Commercial Finance Fund, LLC
Resource Asset Management, Inc.
LEAF Asset Management, LLC
LEAF Equipment Leasing Income Fund III, L.P. (10)
LEAF Funding, LLC
LEAF Capital Funding III, LLC

LEAF Fund III, LLC
LEAF III A SPE, LLC
LEAF Equipment Finance Fund 4, L.P.
Resource Real Estate Management, LLC
Resource Real Estate Holdings, Inc.
Resource Capital Partners, Inc.
Resource Real Estate, Inc.
Resource Capital Partners II, LLC
Resource Real Estate Funding, Inc.
RRE Leasco, LLC
RRE Oak Park Leaseco, LLC (7)
RRE Highland Lodge Leaseco, LLC
Resource Real Estate Management, Inc.
RRE D2R2 2007-1, LLC
RRE HUD MF 2007, LLC (5)
RRE Oakridge, LLC
RRE Sky Harbor, LLC
RRE River Oaks, LLC
RRE Shoreline, LLC
RRE Twyckenham, LLC
RRE Windsor Square, LLC
RRE Wyandotte, LLC
RRE The Hills, LLC
RRE VIP Borrower, LLC
RRE VIP International Village, LLC
RRE VIP Regency Park, LLC
RRE VIP Participant, LLC
RCP Westchase Wyndham Manager, LLC
RCP Pear Tree Manager, LLC
RCP Wind Tree Manager, LLC
RCP Falls at Duraleigh Manager, Inc.
RCP Sage Canyon Manager, Inc.
RCP Cuestas Manager, Inc.
RCP Chenal Brightwaters Manager, LLC
RCP Holdco I Manager, Inc.
RCP Reserves Manager, Inc.
RCP Foxglove Manager, Inc.
RCP Santa Fe Manager, Inc.
RCP Regents Center Manager, Inc.
RCP Highland Lodge Manager, Inc.
RCP Grove Manager, LLC
RCP Avalon Manager, Inc.
RCP Howell Bridge Manager, Inc.
RCP Heritage Lake Manager, LLC
RCP Magnolia Manager, LLC
RCP West Wind Manager, LLC
RCP Ryan’s Crossing Manager, LLC
RCP Memorial Tower Manager, LLC
RCP Cypress Landing Manager, LLC
Cypress Landing Partners, LLC
RCP Island Tree Manager, LLC
Island Tree Partners, LLC
RCP Villas Manager, LLC
RCP Coach Lantern Manager, LLC
RCP Foxcroft Manager, LLC
RCP Tamarlane Manager, LLC
RCP Park Hill Manager, LLC

RRE West Chase Wyndham TIC, LLC (7)
RRE Chenal Brightwaters TIC, LLC (7)
RRE Chenal Brightwaters Holdings, LLC (7)
RRE Highland Lodge TIC, LLC (7)
RRE Regents Center TIC, LLC (7)
RRE Heritage Lake TIC, LLC (7)
RRE Bentley Place TIC, LLC
RRE Reserves TIC, LLC
SR Fountains Holdings, LLC
AR Real Estate Investors, LLC (6)
AR Real Estate, GP LLC
RCP Nittany Pointe Manager, Inc.
RCP Chinoe Creek Manager, Inc.
RCP Portland Courtyard Manager, Inc.
RCP Albuquerque Manager, Inc.
RCP Fountains GP, Inc.
RRE Howell Bridge Holdings, LLC (7)
RRE Bentley Place Holdings, LLC (7)
RRE Reserves Holdings, LLC (7)
RRE Reserves Holdco I, LLC (7)
RRE Regents Center Holdings, LLC (7)
RRE 1 Duraleigh Member, LLC (7)
RRE 2 Duraleigh Member, LLC (7)
RRE Avalon Member, LLC (7)
RRE Avalon Holdings, LLC (7)
RRE Funding I, LLC (7)
RRE Magnolia Holdings, LLC (7)
RRE West Wind Holdings, LLC (7)
RRE Ryan’s Crossing Holdings, LLC (7)
RRE Falls at Duraleigh Holdings, LLC (7)
RRE Sage Canyon Holdings, LLC (7)
RRE Cuestas Holdings, LLC (7)
RRE Heritage Lake Holdings, LLC (7)
RRE Hertage Lake TIC, LLC
RRE Pear Tree Holdings, LLC (7)
RRE Wind Tree Holdings, LLC (7)
RRE Westchase Wyndham Holdings, LLC (7)
RRE Funding II, LLC (7)
RRE Villas Holdings, LLC
RRE Memorial Towers Holdings, LLC
RRE Coach Lantern Holdings, LLC
RRE Foxcroft Holdings, LLC
Foxcroft South Owners Association
Foxcroft North Owners Association
RRE Tamarlane Holdings, LLC
RRE Park Hill Holdings, LLC
RRE Bentley Place Holdco I, LLC (7)
Resource RSI Phase I, LLC
Resource RSI Phase II, LLC
Press Building, LLC (4)
Resource Programs, Inc. (3)
RCP Financial, LLC (3)
Resource Properties VIII, Inc. (3)
Resource Properties XIV, Inc. (3)
Resource Properties XVII (3)
Resource Properties XXIV, Inc. (3)

Resource Properties XXV, Inc. (3)
Resource Properties XXVI, Inc. (3)
Resource Properties XXX, Inc. (3)
Resource Properties XXXI (3)
Resource Properties XXXIII, Inc. (3)
Resource Properties XXXV, Inc. (3)
Resource Properties XL, Inc. (3)
Resource Properties XLI, Inc. (3)
Resource Properties XLVII, Inc. (3)
Resource Properties XLIX, Inc. (3)
Resource Properties 54, Inc. (3)
Chesterfield Mortgage Investors, Inc. (3)
Resource Commercial Mortgages, Inc. (3)
Resource Housing Investors I, Inc. (3)
Resource Housing Investors II, Inc. (3)
Resource Housing Investors III, Inc. (3)
Resource Housing Investors IV, Inc. (3)
Resource Rittenhouse, Inc. (3)

(1)	50% owned by Resource Financial Fund Management, Inc.

(2)	33.33% owned by Resource Financial Fund Management, Inc.

(3)
Resource America, Inc. currently owns 24 separate subsidiaries formerly held by Resource Properties, Inc.,   which merged as of June 29, 2005 into Resource America, Inc. each of which owns, or held in the past, a separate loan asset (the “Real Estate Subsidiaries”).

(4)	25% owned by Resource America, Inc.

(5)	5% owned by RRE D2R2 2007, LLC.

(6)	10% owned by Resource America, Inc.

(7)	Resource America sponsored real estate funds own 29 separate LLCs (the “Real Estate Fund Subsidiaries”). The general partner of these funds is Resource Capital Partners Inc..

(8)	85% owned by Resource Leasing, Inc.

(9)	92% owned by Leaf Financial Corp.

(10)	90% owned by Leaf Financial Corp.

(11)	80% owned by Leaf Ventures II, LLC.

(12)	1% owned by general partners of fund.

(13)	LEAF Asset Management LLC owns a 1% GP interest and an LP interest.